FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of August 13, 2008, by and between COMERICA BANK (“Bank”) and PROXIM WIRELESS CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of March 28, 2008, as it may be amended from time to time (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.           The definition of “Revolving Line” set forth in Exhibit A to the Agreement is hereby amended and restated to read in its entirety as follows:

“‘Revolving Line’” means a Credit Extension (inclusive of any amounts outstanding under the Letter of Credit Sublimit, the Credit Card Services Sublimit and the Foreign Exchange amount) of up to $7,500,000, subject to the provisions of Section 2.1(b)(vii).”

2.           Section 2.1(b)(i) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(i) Amount.  Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, less any amounts outstanding under the Letter of Credit Sublimit, the Credit Card Services Sublimit and the Foreign Exchange Sublimit, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.  Notwithstanding anything to the contrary set forth herein, effective as of August 13, 2008, Borrower acknowledges and agrees that it shall not request, and Bank shall have no obligation to make, any Advances (formula-based or non-formula based).”

3.           New Section 2.1(b)(vii) is hereby added to the Agreement to read in its entirety as follows:

“(vii)           Mandatory Repayment. Borrower shall repay outstanding Advances, plus accrued and unpaid interest thereon, in an amount sufficient to cause the aggregate outstanding balance of Advances to be reduced to (a) $750,000 by September 1, 2008 and (b) $0 by September 15, 2008.”

4.           Section 2.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“2.2           Overadvances.  If the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line (inclusive of the aggregate amounts outstanding under the Letter of Credit Sublimit, the Credit Card Services Sublimit and the Foreign Exchange Sublimit) or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.”

5.           Section 2.3(i) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(i)           Advances.  Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to (a) from the Closing Date through and including June 3, 2008, 0.50% above the Prime Rate and (b) from June 4, 2008 and thereafter, 1.70% above the Prime Rate.”

6.           The first clause of Section 6.2(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

“Each Tuesday by 11:00 pm P.S.T. for the immediately preceding week,”

7.           Section 6.7(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(a)           Minimum Cash. A balance of Cash at Bank of not less then the current aggregate amount of Advances outstanding, to be maintained at all times and tested daily.”

8.           Exhibits D and E to the Agreement are hereby deleted and replaced with Exhibits D and E attached hereto.

9.           No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

10.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

11.           Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that, except as set forth in the waiver letter agreement between Borrower and Bank to be executed in connection with this Amendment, no Event of Default has occurred and is continuing.

12.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)           a nonrefundable amendment fee in the amount of $5,000, which may be debited from any of Borrower’s accounts;

(d)           all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(e)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

13.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

PROXIM WIRELESS CORPORATION

By: /s/ Brian J. Sereda

Title: Chief Financial Officer

COMERICA BANK

By: /s/ Guy Simpson

Title: Vice President

3